EXHIBIT  99.9

FOR IMMEDIATE RELEASE:  November 15, 1999

          SPECIALTY FOODS CORPORATION TO SELL METZ
             BAKING UNIT TO EARTHGRAINS COMPANY

DEERFIELD, IL - Specialty Foods Corporation today announced it has reached a definitive agreement to sell its Metz Baking Company subsidiary to The Earthgrains Company (NYSE -
EGR). The announcement was made by Lawrence Benjamin, president and chief executive officer of Specialty Foods, who said the sale price was $625 million.
     The transaction is subject to certain customary closing conditions, including the obtaining of approvals from governmental regulatory agencies.
      Metz Baking Company, based in Deerfield, Illinois, was founded in 1922 by the Metz family in Sioux City, Iowa, and was acquired by Specialty Foods in 1993.
      Specialty Foods is a leading producer, marketer and distributor of retail baked goods. The company's other baking operations include the nation's third largest cookie business (Mother's Cake & Cookie Company and Archway Cookies) and Andre-Boudin Bakeries, San Francisco's leading producer of premium, traditional sourdough bread since 1849, which operates a chain of bakery cafes in California and Chicago. Specialty Foods Corporation is a wholly-owned subsidiary of Specialty Foods Acquisition Corporation.

Contact:        Media:  Andy Stern, Sunwest  Communications,
                Inc., (214) 373-1601, x228
          Investors:  Sean Stack, Specialty Foods, (847) 405-5330